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                                                                  EXECUTION COPY

                        STOCK OPTION AGREEMENT dated as of July 12, 1999, among
                  CDNOW, INC., a Pennsylvania corporation ("CDnow"),TIME WARNER INC., a Delaware corporation ("Time Warner"), and SONY CORPORATION OF AMERICA, a New York corporation ("Sony").

            WHEREAS Time Warner, Sony, CDnow, Delaware Holdco Corporation, a Delaware corporation and a wholly owned subsidiary of CDnow, Pennsylvania Subsidiary, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Holdco, Delaware Sub I L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Holdco, and Delaware Sub II L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Holdco, propose to enter into an Agreement of Merger and Contribution dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Pennsylvania Sub with and into CDnow, with CDnow, as the surviving corporation in the Merger, becoming a wholly owned subsidiary of Holdco; and

            WHEREAS, as a condition and inducement to the willingness of Time Warner and Sony to enter into the Merger Agreement, Time Warner and Sony have requested that CDnow agree, and CDnow has agreed, to grant to Time Warner and Sony the Option (as defined below).

            NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

            SECTION 1. Grant of Option. Upon the terms and subject to the conditions set forth herein, CDnow hereby grants to Time Warner and Sony (to be shared equally by them) an irrevocable option (the "Option") to purchase up to 4,531,721 (as adjusted as set forth herein) shares (the "Option Shares") of CDnow Common Stock at a cash purchase price per Option Share (the "Purchase Price") equal to $17.9689.

            SECTION 2. Exercise of the Option. (a) The Option may be exercised, with respect to any or all the Option Shares, at any time or from time to time, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which Time Warner and Sony are entitled to receive the Termination Fee under Section 8.07(b) of the Merger Agreement (a "Purchase Event"); provided, however, that (i) except as provided in the last sentence of this
Section 2(a), the Option will terminate and be of no further





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force and effect upon the earliest to occur of (A) the Effective Time, (B) 90 days after the Termination Fee is paid pursuant to the Merger Agreement and (C) the termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of this clause (C), Time Warner and Sony may have the right to receive the Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) 90 days after the Termination Fee is paid pursuant to the Merger Agreement and (y) the expiration of the period in which Time Warner and Sony may have such right to receive the Termination Fee, and
(ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Time Warner or Sony illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Time Warner and Sony will be entitled to purchase Option Shares if they have exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination. For avoidance of doubt, with respect to clause (A)(y) and (B)(y) of Section 8.07(b) of the Merger Agreement, the relevant "Purchase Event" shall be deemed to occur at the earliest of the time CDnow or any CDnow Subsidiary enters into an Acquisition Agreement with respect to, or approves, recommends or consummates the applicable CDnow Takeover Transaction.

            (b) If Time Warner and Sony wish to exercise the Option, they may do so by giving a joint written notice (an "Exercise Notice"; the date of such notice being herein called the "Notice Date") to CDnow specifying the number of Option Shares, if any, that are to be purchased pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which the Cash-Out Right (as defined herein) is to be exercised pursuant to Section 6(c), the denominations of the certificate or certificates evidencing the Option Shares that are to be purchased pursuant to this Section 2(b) and a date (an "Option Closing Date"), subject to the following sentence, not earlier than two trading days, nor later than 10 trading days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the first sentence of Section 2(a).





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            (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Time Warner and Sony wish to exercise the Option, the Option may be exercised in accordance with Section 2(b), and Time Warner and Sony shall acquire the maximum number of Option Shares specified in the Exercise Notice that Time Warner and Sony are then permitted to acquire under the applicable laws and regulations, and if Time Warner and Sony thereafter obtain the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Time Warner and Sony shall be entitled to acquire such remaining balance. CDnow agrees to use its reasonable efforts to assist Time Warner and Sony in seeking any Regulatory Approvals.

            In the event (i) Time Warner or Sony receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Time Warner and Sony shall have the right to exercise their Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

            SECTION 3. Payment and Delivery of Certificates. (a) At any Option Closing, Time Warner and Sony will each pay to CDnow in immediately available funds by wire transfer to a bank account designated in writing by CDnow an amount equal to one-half of the product of the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

            (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), CDnow will deliver to each of Time Warner and Sony certificates in the denominations designated by Time Warner and Sony representing one-half of the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all Liens. If at the time of issuance of Option Shares pursuant to an exercise of the Option, CDnow shall have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same





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as and at least as favorable to Time Warner and Sony as are provided under any such shareholder rights plan then in effect.

            (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JULY 12, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF CDNOW AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Time Warner or Sony has delivered to CDnow a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to CDnow and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

            SECTION 4. Representations and Warranties of CDnow. CDnow hereby represents and warrants to each of Time Warner and Sony as follows: CDnow has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of CDnow Common Stock necessary for Time Warner and Sony to exercise the Option, and CDnow will take all necessary corporate action to authorize and reserve





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for issuance all additional shares of CDnow Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of CDnow Common Stock to be issued upon due exercise of the Option, including all additional shares of CDnow Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens, including any preemptive rights of any shareholder of CDnow.

            SECTION 5. Representations and Warranties of Time Warner and Sony. Each of Time Warner and Sony, severally and not jointly, hereby represents and warrants to CDnow as to itself as follows: any Option Shares or other securities acquired by it upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

            SECTION 6. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any change in CDnow Common Stock by reason of a stock dividend, stock split, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Time Warner and Sony will receive upon exercise of the Option the number and class of shares or other securities or property that they would have received in respect of CDnow Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

            Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of CDnow Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)) or if the number of outstanding shares of CDnow Common Stock is reduced, then the number of shares of CDnow Common Stock subject to the Option will be adjusted so that, after such issuance or reduction, it equals 15% of the number of shares of CDnow Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

            (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event





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that CDnow enters into an agreement (other than the Merger Agreement) (i) to consolidate with or merge into any person and CDnow will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person to merge into CDnow and CDnow will be the continuing or surviving corporation, but in connection with such merger, the shares of CDnow Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of CDnow or any other person or cash or any other property, or the shares of CDnow Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person then, and in each such case, CDnow shall cause the agreement governing such transaction to make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Time Warner and Sony would have acquired in respect of CDnow Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefor, as applicable, and make any other necessary adjustments.

            (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Time Warner and Sony jointly send to CDnow an Exercise Notice indicating an election to exercise their right (the "Cash-Out Right") pursuant to this Section 6(c), then CDnow shall pay to each of Time Warner and Sony on the Option Closing Date, in exchange for the cancelation of the Option with respect to such number of Option Shares as Time Warner and Sony specify in the Exercise Notice, an amount in cash equal to one half of such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 trading days commencing on the 12th trading day immediately preceding the Notice Date, per share of CDnow Common Stock as reported on Nasdaq (or, if not listed on Nasdaq, as reported on any other national securities exchange or national securities quotation system on which the CDnow Common Stock is listed or quoted) and (ii) the Purchase Price. Notwithstanding the termination of the Option, Time Warner and Sony will be entitled to exercise their rights pursuant to this Section 6 if they have exercised such rights in accordance with this Section 6 prior to the termination of the Option. If, prior to the time at which





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the Cash-Out Right is exercised pursuant to this Section 6(c), Time Warner and
Sony shall have received a Termination Fee pursuant to clause (A), (B) or (C) of
Section 8.07(b) of the Merger Agreement, the number of Option Shares in respect of which the Cash-Out Right may be exercised shall be reduced to the extent necessary such that the amount of cash payable by CDnow under this Section 6(c), together with the aggregate amount of any Termination Fee previously received by Time Warner and Sony under Section 8.07(b) of the Merger Agreement, shall not exceed $25 million (in the case of a Termination Fee described in clause (A) of Section 8.07(b)) or $31 million (in the case of a Termination Fee described in clause (B) or (C) of Section 8.07(b)). For the avoidance of doubt, Time Warner and Sony shall continue to be entitled to purchase in accordance with Section 3 any Option Shares specified in the Exercise Notice in respect of which the Cash-Out Right may not be exercised as a result of the application of the previous sentence.

            7. Registration Rights. CDnow will, if requested by Time Warner and/or Sony (individually as to one registration each and jointly as to the third registration) at any time and from time to time within three years of the exercise by Time Warner and Sony of the Option, as expeditiously as possible prepare and file a total of up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Time Warner and Sony upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Time Warner and Sony, including "shelf" registration statements under Rule 415 under the Securities Act or any successor provision, and CDnow will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Each of Time Warner and Sony agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then-outstanding voting power of CDnow. CDnow will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of CDnow hereunder to file a registration statement and to maintain its





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effectiveness may be suspended for up to 60 calendar days in the aggregate if the CDnow Board shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect CDnow or otherwise interfere with or adversely affect any pending or proposed offering of securities of CDnow or any other material transaction involving CDnow. Any registration statement prepared and filed under this
Section 7, and any sale covered thereby, will be at CDnow's expense (which shall include all registration filing fees, printing expenses and fees and disbursements of counsel to CDnow), except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of counsel to Time Warner and Sony related thereto. Each of Time Warner and Sony will provide all information regarding itself reasonably requested by CDnow for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, CDnow effects a registration under the Securities Act of CDnow Common Stock for its own account or for any other shareholders of CDnow (other than on Form S-4 or Form S-8, or any successor form), it will allow Time Warner and Sony the right to participate in such registration, and such participation will not affect the obligation of CDnow to effect demand registration statements for Time Warner and Sony under this Section 7; provided that, if the managing underwriters of such offering advise CDnow in writing that in their opinion the number of shares of CDnow Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, CDnow will include the shares requested to be included therein by Time Warner and Sony pro rata with the shares intended to be included therein by CDnow. In connection with any registration pursuant to this Section 7, CDnow, on the one hand, and Time Warner and Sony (severally and not jointly), on the other, will provide the other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

            8. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of Time Warner or Sony, as applicable, after reasonable inquiry immediately following such sale, assignment, transfer or disposal, beneficially own more than 4.9% of the then-outstanding voting power of CDnow; provided, however, that each of Time Warner and Sony shall be permitted to (i) sell any Option Shares if such sale is





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made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the CDnow Board and (ii) transfer any Option Shares to any of its affiliates.

            9. Listing. If CDnow Common Stock or any other securities to be acquired upon exercise of the Option are then listed on Nasdaq (or any other national securities exchange or national securities quotation system), CDnow, upon the request of Time Warner and Sony, will promptly file an application to list the shares of CDnow Common Stock or other securities to be acquired upon exercise of the Option on Nasdaq (or any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

            10. Loss or Mutilation. Upon receipt by CDnow of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancelation of this Agreement, if mutilated, CDnow will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of CDnow, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

            11. Miscellaneous. (a) Expenses. Except as otherwise provided in this Agreement or in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

            (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            (c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Time Warner, Sony or CDnow in accordance with Section 11.02 of the Merger Agreement (or at such other address for a party as shall be specified by like notice).





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            (d) Interpretation. When a reference is made in this Agreement to
Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            (e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Time Warner and Sony when one or more counterparts have been signed by both Time Warner and Sony and delivered to CDnow. This Agreement shall become effective against CDnow when one or more counterparts have been executed by CDnow and delivered to Time Warner and Sony. Each party need not sign the same counterpart.

            (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) except for the last sentence of Section 7, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.





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            (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that each of Time Warner and Sony may assign its rights, interests and obligations under this Agreement to any affiliate thereof that is a party to the Transactions, without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            (j) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court, or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than a New York state court or any Federal court sitting in the State of New York and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.

            (k) Further Assurances. In the event of any exercise of the Option by Time Warner and Sony, CDnow and Time Warner and Sony will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.





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            IN WITNESS WHEREOF, each party has cause this Agreement to be signed by its officers thereunto duly authorized as of the day and year first written above.

                                   TIME WARNER INC.,

                                     by   /s/ RICHARD J. BRESSLER
                                       ----------------------------------
                                       Name:  RICHARD J. BRESSLER
                                       Title: Executive Vice President
                                              and Chief Financial Officer


                                   SONY CORPORATION OF AMERICA,

                                     by   /s/ HOWARD STRINGER
                                       ------------------------------
                                       Name:  HOWARD STRINGER
                                       Title: Chairman and Chief
                                              Executive Officer


                                   CDNOW, INC.,

                                     by   /s/ JASON OLIM
                                       ------------------------------
                                       Name:  JASON OLIM
                                       Title: President and Chief
                                              Executive Officer